UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2011

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2011, the Board of Directors (the “Board”) of The LGL Group, Inc. elected, James Abel, Vincent Enright and Manjit Kalha to serve as members of the Board effective immediately.

Mr. Abel is a Director of CPI Corporation, a leader in the portrait photography industry.  Previously, Mr. Abel was President and Chief Executive Officer of Financial Executives International, an organization representing senior financial executives in dealing with the regulatory agencies involved with corporate financial reporting and internal controls.

Mr. Enright currently serves as a Director and Chairman of the Audit Committee for certain funds managed by Gabelli Funds, LLC, a mutual fund manager. Previously, Mr. Enright was a Senior Vice President and Chief Financial Officer of KeySpan Corporation, a NYSE public utility company.

Mr. Kalha is the Chief Executive Officer and Director of Jeet Associates Private Limited, a consulting firm based in New Delhi. Mr. Kalha also serves as the Chief Executive Officer of Horizon AMC, a firm that provides investment management and consulting services. Previously, Mr. Kalha was a co-founder and Chief Operating Officer of Radiant Polymers Private Limited, a manufacturing company of high quality specialty plastic components.  Mr. Kalha is a Fellow Chartered Accountant of the Institute of Chartered Accountants of India.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 28, 2011	THE LGL GROUP, INC.

	By:	/s/ R. LaDuane Clifton
		Name:	R. LaDuane Clifton
		Title:	Chief Accounting Officer